UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 20, 2005
                                                  ------------------------------

                    WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

Louisiana                             0-1026                      72-6017893
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                  (IRS Employer
   of incorporation                 File Number)             Identification No.)

              228 St. Charles Avenue, New Orleans, Louisiana 70130
--------------------------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code       (504) 586-7272
                                                  ------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

         On April 20, 2005, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended March 31, 2005 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01         Financial Statement and Exhibits.

         (c) Exhibits

                     99.1 News Release dated April 20, 2005


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    WHITNEY HOLDING CORPORATION

                                          By:      /s/ Thomas L. Callicutt, Jr.
                                              ----------------------------------
                                                    Thomas L. Callicutt, Jr.
                                                    Executive Vice President
                                                    and Chief Financial Officer


                                                    Date:    April 20, 2005
                                                         -----------------------

                                  EXHIBIT INDEX


Exhibit
Number                                           Description
--------                                        -------------
99.1                                    News Release dated April 20, 2005

Exhibit 99.1
                                 [WHITNEY LOGO]

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     April 20, 2005

                   WHITNEY REPORTS FIRST QUARTER 2005 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $28.8 million for the quarter ended March 31, 2005, a 10% increase compared to net income of $26.2 million reported for the first quarter of 2004.
Per share earnings were $.71 per basic share and $.70 per diluted share in 2005's first quarter, up 9% from per share earnings of $.65 and $.64, respectively, in the year-earlier period. The results for the first quarter of 2005 included a $1.0 million distribution ($.6 million after tax or approximately $.02 per share) received on the acquisition of the PULSE electronic payment network by Discover Financial Services.
         During the first quarter of 2005, Whitney repurchased 942,122 shares of its common stock at an average cost of $44.68 per share under a program announced in October 2004. Through March 31, 2005, Whitney had repurchased 1.65 million shares, at an average cost of $44.59 per share, out of the total 1.75 million shares authorized for repurchase under this program. The program extends through October 2005.
         Selected first quarter highlights follow:
         o Whitney's net interest income (TE) increased $11.3 million, or 14%, compared to the first quarter of 2004, driven by both the 6% growth in average earning assets and a widening net interest margin. The net interest margin (TE) was 4.78% for the first quarter of 2005, up 38 basis points from the year-earlier period, and up 15 basis points from 2004's fourth quarter. The full resolution of a long-standing troubled credit in the first quarter of 2005 added approximately $1.0 million to interest income for the period and 5 basis points to the net interest margin (TE). With successful collection efforts on

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                                        2
              problem credits, Whitney is able to recognize interest that previously was accounted for on a cost-recovery basis as a reduction of principal. The overall yield on earning assets increased 59 basis points from the first quarter of 2004, and has improved 27 basis points from the fourth quarter of 2004,
              reflecting rising benchmark rates for the large variable-rate segment of Whitney's loan portfolio, the recognition of interest on problem credits mentioned earlier, and an increase in the percentage of loans in the earning asset mix. Funding costs for the first quarter of 2005 were up 21 basis points from the first quarter of 2004 and 12 basis points from 2004's fourth quarter.
              Whitney continued to actively manage the rate structure on its deposit products in response to competition and rising rates on alternative financial products available to customers. These efforts helped maintain a favorable mix of funding sources for the first quarter of 2005 and limit the impact of the upward pressure on funding rates that has been building since 2004.
         o    Average  total loans for the quarter  were up 14%, or $685 million,  compared to the first  quarter of 2004, including approximately  $190 million from a bank  acquisition in August
              2004.  Commercial, commercial real estate and real estate
              construction  lending  generated most of this growth,  reflecting both new customer development and demand from Whitney's
              established customer base throughout 2004 and continuing in the first quarter  of 2005.  The rate of  overall loan  growth during the first quarter of 2005, however, was tempered by seasonal repayments and payoffs in connection with refinancing activity, among other factors.  Average investment securities decreased 12%, or $266 million, from the first quarter of 2004 to 2005's first quarter,  with proceeds supporting loan growth.  Average  earning assets for the quarter were up a net 6%, or $422 million, compared to the first quarter of 2004.
         o    The net  growth in  earning  assets  compared  to the first quarter  of 2004 was  mainly  funded by  deposit growth.
              Noninterest-bearing  demand deposits were on average 12%, or $232 million,  higher in the first quarter of 2005  compared to 2004's first  quarter,  and total  lower-cost  deposits were up 6%, or
              $290  million.  Higher-cost  time  deposits  increased  13%, or
              $183  million,  mainly from the  attraction of temporary excess funds of certain larger commercial  customers to  treasury-
              management  deposit products and the  addition  of  competitively bid  short-term  public  funds and  deposits from bank and branch

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                                        3
              acquisitions in the second and third quarters of 2004. In total, average deposits were up 8%, or $473 million, in the first quarter of 2005, including approximately $180 million related to
              acquisitions. Whitney's average borrowings in the first quarter of
              2005 were little changed from the level in 2004's first quarter.
         o    Whitney  provided  $1.5  million  for loan  losses in the first quarter  of 2005.  There had been a negative provision of $2.0 million in the first quarter of 2004. Net  charge-offs  totaled
              $1.9 million in 2005's first  quarter,  or .14% of average  loans on an  annualized  basis.  The first quarter of 2004 showed a small net recovery.  There was no significant change in Whitney's overall  credit risk posture during the first  quarter of 2005.
              Collections  and  charge-offs  led to a $1.7 million net reduction in total nonperforming  loans from  year-end  2004.  There was little  change  during 2005's first quarter in the total of loans criticized  through  the  internal  credit  risk  classification process  or  in  the classification mix.
         o    Noninterest  income  increased  2%, or $.5 million,  from the first  quarter of 2004. In the first quarter of 2005,  PULSE EFT
              Association  was  acquired by Discover  Financial  Services.  As a member of the PULSE electronic payment network,  Whitney received a $1.0 million distribution from this acquisition that was included as part of other noninterest income for the quarter.
              Other  noninterest  income for the first quarter  of 2005 also included  approximately  $1.7 million in gains on sales and other revenue  from foreclosed  assets,  which represented  an increase of $.8 million from the total recognized in 2004's first quarter.
              Substantially  all of this  income was  derived  from  collateral acquired  many years earlier  and  carried  at a  nominal  value.
              Excluding  the  PULSE  gain and  additional  revenue  from foreclosed assets,  noninterest income in the first quarter of
              2005 was 6%, or $1.2 million,  lower than in the  year-earlier period.  The earnings credit allowed  against service charges on certain business deposit accounts has risen with rising short-
              term market rates,  contributing to a 14%, or $1.3 million, decrease in deposit  service charge income  compared to the first quarter of 2004.  Bank card fees, both credit and debit  cards, increased a combined  14%, or $.3 million,  compared to 2004's first quarter, reflecting both higher transaction  volumes and improvement in the effective fee rates realized.  Trust  service fees  increased  8%, or $.2  million,  compared to the first

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                                        4
              quarter of 2004, mainly from new business development. Fee income generated by Whitney's secondary mortgage market operations in the first quarter of 2005 was down $.3 million on lower home loan production.
         o    Noninterest  expense in the first quarter of 2005  increased 7%, or $4.2 million,  from 2004's first quarter, mainly  reflecting the 9%, or $3.1 million,  increase in personnel  expense.  Base pay and compensation earned  under sales-based and other employee incentive  programs  increased  a combined  7%, or $1.8 million, including  approximately  $.6  million  for the  staff of bank operations  acquired  in 2004. Compensation  expense under management  incentive programs was up 17%, or $.6 million,  with stock-based compensation  driving  half of this increase.  Stock-
              based  compensation  will  vary  with  changes  in  Whitney's stock price and the level of employee participation,  among other factors.  Higher costs of providing  pension and retiree health benefits  accounted for $.6 million out of the total $.8 million, or 10%,  increase in employee  benefits in the first quarter of
              2005.  Net  occupancy  expense in 2005's first quarter was up 8%, or $.4  million,  compared  to the first  quarter of 2004, mainly reflecting increased energy costs and the incremental costs of acquired operations and other branch expansion.
         Whitney Holding Corporation, through its banking subsidiary Whitney
National Bank, serves the five-state Gulf Coast region stretching from Houston,
Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
                                      -----

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                                        5
         This news release may include "forward-looking statements"within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information,such as expectations about future conditions and descriptions of future plans and strategies. Forward-
looking statements often contain words such an "anticipate," "believe,"
"estimate," "expect," "forecast," "goal," "intend," "plan," "project" or other words of similar meaning.
         Whitney's ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Whitney believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in our forward-
looking statements include, but are not limited to:
         o    Changes in economic and business conditions, including those caused by natural disasters or by acts of war or terrorism, that directly or indirectly affect the financial health of Whitney's customer base.
         o    Changes in interest rates that affect the pricing of Whitney's financial products, the demand for its financial services and the valuation of its financial assets and liabilities.
         o    Changes in laws and regulations that significantly affect the activities of the banking industry and the industry's competitive position relative to other financial service providers.
         o    Technological changes affecting the nature or delivery of
              financial products or services and the cost of providing them.
         o    The failure to capitalize on growth opportunities and realized cost savings in connection with business acquisitions.
         o    Management's inability to develop and execute plans for Whitney to effectively respond to unexpected changes.
         Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

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                                WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
------------------------------------------------------------------------------------------------------
                                            FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------
                                                                          First             First
                                                                         Quarter           Quarter
(dollars in thousands, except per share data)                             2005              2004
----------------------------------------------------------------  ------------------------------------
INCOME DATA
     Net interest income                                               $  88,419         $  77,190
     Net interest income (tax-equivalent)                                 89,933            78,671
     Provision for loan losses                                             1,500            (2,000)
     Noninterest income                                                   21,391            20,907
        Net securities gains (losses) in noninterest income                   -                 -
     Noninterest expense                                                  66,261            62,026
     Net income                                                           28,756            26,158
----------------------------------------------------------------  ------------------------------------
----------------------------------------------------------------  ------------------------------------
AVERAGE BALANCE SHEET DATA
     Loans                                                           $ 5,591,349       $ 4,906,710
     Investment securities                                             1,979,796         2,245,626
     Earning assets                                                    7,597,501         7,175,034
     Total assets                                                      8,225,375         7,722,135
     Deposits                                                          6,593,001         6,119,857
     Shareholders' equity                                                887,059           855,476
----------------------------------------------------------------  ------------------------------------
----------------------------------------------------------------  ------------------------------------
PER SHARE DATA
     Earnings per share
        Basic                                                           $    .71          $    .65
        Diluted                                                              .70               .64
     Cash dividends per share                                           $    .35          $    .33
     Book value per share, end of period                                $  21.41          $  21.48
     Trading data
        High sales price                                                $  46.63          $  44.00
        Low sales price                                                    42.66             39.72
        End-of-period closing price                                        44.51             41.74
        Trading volume                                                 6,275,063         3,488,599
----------------------------------------------------------------  ------------------------------------
----------------------------------------------------------------  ------------------------------------
RATIOS
     Return on average assets                                               1.42%             1.36%
     Return on average shareholders' equity                                13.15             12.30
     Net interest margin                                                    4.78              4.40
     Dividend payout ratio                                                 49.43             51.20
     Average loans as a percentage of average deposits                     84.81             80.18
     Efficiency ratio                                                      59.52             62.29
     Allowance for loan losses as a percentage of
        loans, at end of period                                              .96              1.16
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end of period             .43               .56
     Average shareholders' equity as a percentage
        of average total assets                                            10.78             11.08
     Leverage ratio, at end of period                                       9.27              9.96
----------------------------------------------------------------  ------------------------------------
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income
  (excluding securities gains and losses).

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----------------------------------------------------------------------------------------------------------------
                                  WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------
                                    DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------------------------------
                                                                                      First            First
                                                                                     Quarter          Quarter
(dollars in thousands)                                                                2005              2004
----------------------------------------------------------------------------------------------------------------
                 ASSETS
-----------------------------------------------------------------------------
EARNING ASSETS
  Loans                                                                             $5,591,349       $4,906,710
  Investment securities
     Securities available for sale                                                   1,752,127        2,044,168
     Securities held to maturity                                                       227,669          201,458
                                                                             -----------------------------------
        Total investment securities                                                  1,979,796        2,245,626
                                                                             -----------------------------------
  Federal funds sold and short-term investments                                         16,526           12,195
  Loans held for sale                                                                    9,830           10,503
                                                                             -----------------------------------
        Total earning assets                                                         7,597,501        7,175,034
----------------------------------------------------------------------------------------------------------------
NONEARNING ASSETS
  Goodwill and other intangible assets                                                 139,173           91,969
  Accrued interest receivable                                                           32,049           29,867
  Other assets                                                                         511,606          484,872
  Allowance for loan losses                                                            (54,954)         (59,607)
----------------------------------------------------------------------------------------------------------------

        Total assets                                                                $8,225,375       $7,722,135
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
               LIABILITIES
-----------------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                                           $  890,727       $  791,812
     Money market investment deposits                                                1,237,536        1,409,981
     Savings deposits                                                                  734,874          602,763
     Other time deposits                                                               687,019          738,464
     Time deposits $100,000 and over                                                   932,905          698,795
                                                                             -----------------------------------
        Total interest-bearing deposits                                              4,483,061        4,241,815
                                                                             -----------------------------------
  Short-term and other borrowings                                                      675,917          692,076
                                                                             -----------------------------------
        Total interest-bearing liabilities                                           5,158,978        4,933,891
----------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                                                       2,109,940        1,878,042
  Accrued interest payable                                                               6,117            4,903
  Other liabilities                                                                     63,281           49,823
                                                                             -----------------------------------
        Total liabilities                                                            7,338,316        6,866,659
----------------------------------------------------------------------------------------------------------------
          SHAREHOLDERS' EQUITY                                                         887,059          855,476
----------------------------------------------------------------------------------------------------------------

        Total liabilities and shareholders' equity                                  $8,225,375       $7,722,135
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                                                    $2,438,523       $2,241,143
----------------------------------------------------------------------------------------------------------------

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                                            WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------------------------------
                                                   CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------------------
                                                                             March 31           December 31           March 31
(dollars in thousands)                                                         2005                2004                 2004
-------------------------------------------------------------------------------------------------------------------------------
               ASSETS
------------------------------------------------------------------
  Cash and due from financial institutions                                  $ 244,610            $ 213,751           $ 235,054
  Federal funds sold and short-term investments                                 7,989               22,424             100,707
  Loans held for sale                                                          14,842                8,796              16,303
  Investment securities
     Securities available for sale                                          1,767,017            1,763,774           2,017,866
     Securities held to maturity                                              228,524              227,470             214,808
                                                                  -------------------------------------------------------------
        Total investment securities                                         1,995,541            1,991,244           2,232,674
  Loans                                                                     5,642,031            5,626,276           4,984,165
     Allowance for loan losses                                                (53,920)             (54,345)            (57,603)
                                                                  -------------------------------------------------------------
        Net loans                                                           5,588,111            5,571,931           4,926,562
                                                                  -------------------------------------------------------------
  Bank premises and equipment                                                 156,186              156,602             147,483
  Goodwill                                                                    115,771              115,771              69,164
  Other intangible assets                                                      22,612               24,240              22,186
  Accrued interest receivable                                                  30,762               28,985              27,856
  Other assets                                                                 99,525               88,880              77,908
-------------------------------------------------------------------------------------------------------------------------------
        Total assets                                                       $8,275,949           $8,222,624          $7,855,897
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
            LIABILITIES
------------------------------------------------------------------
  Noninterest-bearing demand deposits                                      $2,165,751           $2,111,703          $1,937,379
  Interest-bearing deposits                                                 4,555,335            4,500,904           4,361,011
                                                                  -------------------------------------------------------------
        Total deposits                                                      6,721,086            6,612,607           6,298,390
                                                                  -------------------------------------------------------------
  Short-term and other borrowings                                             561,930              634,259             606,006
  Accrued interest payable                                                      5,708                5,032               4,313
  Other liabilities                                                           117,850               65,961              75,397
                                                                  -------------------------------------------------------------
        Total liabilities                                                   7,406,574            7,317,859           6,984,106
-------------------------------------------------------------------------------------------------------------------------------
        SHAREHOLDERS' EQUITY
------------------------------------------------------------------
  Common stock, no par value                                                    2,800                2,800               2,800
  Capital surplus                                                             256,582              250,793             190,348
  Retained earnings                                                           712,518              697,977             668,960
  Accumulated other comprehensive income                                      (18,834)              (2,963)             20,429
  Treasury stock at cost                                                      (72,079)             (31,475)                  -
  Unearned restricted stock compensation                                      (11,612)             (12,367)            (10,746)
                                                                  -------------------------------------------------------------
        Total shareholders' equity                                            869,375              904,765             871,791
-------------------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                         $8,275,949           $8,222,624          $7,855,897
-------------------------------------------------------------------------------------------------------------------------------

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                                 WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------------------------
                                        CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------------------------
                                                                         First            First
                                                                        Quarter          Quarter
(dollars in thousands, except per share data)                            2005              2004
--------------------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                                            $ 81,741         $ 63,011
  Interest and dividends on investments                                   20,349           23,499
  Interest on federal funds sold and
     short-term investments                                                   99               30
--------------------------------------------------------------------------------------------------
    Total interest income                                                102,189           86,540
--------------------------------------------------------------------------------------------------
INTEREST EXPENSE
  Interest on deposits                                                    10,708            7,970
  Interest on short-term and other borrowings                              3,062            1,380
--------------------------------------------------------------------------------------------------
    Total interest expense                                                13,770            9,350
--------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                       88,419           77,190
PROVISION FOR LOAN LOSSES                                                  1,500           (2,000)
--------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                         86,919           79,190
--------------------------------------------------------------------------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                                      8,040            9,316
  Bank card fees                                                           2,660            2,336
  Trust service fees                                                       2,356            2,189
  Secondary mortgage market operations                                       956            1,286
  Other noninterest income                                                 7,379            5,780
  Securities transactions                                                      -                -
--------------------------------------------------------------------------------------------------
    Total noninterest income                                              21,391           20,907
--------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
  Employee compensation                                                   30,921           28,552
  Employee benefits                                                        8,290            7,513
                                                                  --------------------------------
    Total personnel                                                       39,211           36,065
  Net occupancy                                                            5,187            4,784
  Equipment and data processing                                            4,274            4,378
  Telecommunication and postage                                            2,062            2,229
  Corporate value and franchise taxes                                      1,954            1,863
  Legal and other professional services                                    1,551            1,011
  Amortization of intangibles                                              1,629            1,289
  Other noninterest expense                                               10,393           10,407
--------------------------------------------------------------------------------------------------
    Total noninterest expense                                             66,261           62,026
--------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                42,049           38,071
INCOME TAX EXPENSE                                                        13,293           11,913
--------------------------------------------------------------------------------------------------

NET INCOME                                                              $ 28,756         $ 26,158
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
EARNINGS PER SHARE
  Basic                                                                 $    .71         $    .65
  Diluted                                                                    .70              .64
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

WEIGHTED-AVERAGE SHARES OUTSTANDING
  Basic                                                               40,378,578       40,191,444
  Diluted                                                             41,064,134       40,861,274
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
CASH DIVIDENDS PER SHARE                                                $    .35         $     .33
--------------------------------------------------------------------------------------------------

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                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------------------------------
                                      SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
-------------------------------------------------------------------------------------------------------
                                                                     First        Fourth        First
                                                                    Quarter       Quarter      Quarter
                                                                     2005          2004         2004
-------------------------------------------------------------------------------------------------------
                        EARNING ASSETS
--------------------------------------------------------------
     Loans**                                                          5.93 %       5.55 %       5.17 %
     Investment securities                                            4.39         4.44         4.42
     Federal funds sold and short-term investments                    2.43         1.93          .99
                                                               ----------------------------------------
             Total interest-earning assets                            5.52 %       5.25 %       4.93 %
                                                               ----------------------------------------

-------------------------------------------------------------------------------------------------------
               INTEREST-BEARING LIABILITIES
--------------------------------------------------------------

     Interest-bearing deposits
          NOW account deposits                                         .44 %        .39 %        .34 %
          Money market investment deposits                             .73          .65          .65
          Savings deposits                                             .46          .39          .29
          Other time deposits                                         1.39         1.29         1.34
          Time deposits $100,000 and over                             1.89         1.62         1.22
                                                               ----------------------------------------
             Total interest-bearing deposits                           .97          .85          .76
                                                               ----------------------------------------


     Short-term and other borrowings                                  1.84         1.42          .80
                                                               ----------------------------------------
             Total interest-bearing liabilities                       1.08 %        .92 %        .76 %
                                                               ----------------------------------------

-------------------------------------------------------------------------------------------------------
           NET INTEREST SPREAD (tax-equivalent)
--------------------------------------------------------------
     Yield on earning assets less cost of interest-
          bearing liabilities                                         4.44 %       4.33 %       4.17 %
                                                               ----------------------------------------

-------------------------------------------------------------------------------------------------------
           NET INTEREST MARGIN (tax-equivalent)
--------------------------------------------------------------
     Net interest income (tax-equivalent) as a
          percentage of average earning assets                        4.78 %       4.63 %       4.40 %
                                                               ----------------------------------------

-------------------------------------------------------------------------------------------------------
                        COST OF FUNDS
---------------------------------------------------------------
     Interest expense as a percentage of average interest-
          bearing liabilities plus interest-free funds                 .74 %        .62 %        .53 %
-------------------------------------------------------------------------------------------------------
   * Based on a 35% tax rate.
  ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

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                                     WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------
                                                     LOAN QUALITY
-----------------------------------------------------------------------------------------------------------------------
                                                                           First            First
                                                                          Quarter          Quarter
(dollars in thousands)                                                     2005             2004
------------------------------------------------------------------------------------------------------
               ALLOWANCE FOR LOAN LOSSES
------------------------------------------------------------------
Allowance for loan losses at beginning of period                          $54,345          $59,475
Provision for loan losses                                                   1,500           (2,000)
Loans charged off                                                          (3,676)          (1,396)
Recoveries on loans previously charged off                                  1,751            1,524
                                                                  ------------------------------------
     Net loans (charged off) recovered                                     (1,925)             128
                                                                  ------------------------------------
Allowance for loan losses at end of period                                $53,920          $57,603
                                                                  ------------------------------------

Annualized net charge-offs (recoveries) as a percentage
    of average loans                                                          .14 %           (.01)%

Annualized gross charge-offs as a percentage of
    average loans                                                             .26 %            .11 %

Recoveries as a percentage of gross charge-offs                             47.63 %         109.17 %

Allowance for loan losses as a percentage of
    loans, at end of period                                                   .96 %           1.16 %
                                                                  ------------------------------------


                                                                  -----------------------------------------------------
                                                                         March 31       December 31        March 31
                                                                           2005             2004              2004
-----------------------------------------------------------------------------------------------------------------------
                     NONPERFORMING ASSETS
------------------------------------------------------------------

Loans accounted for on a nonaccrual basis                                 $21,912          $23,597          $25,095
Restructured loans                                                             36               49               98
                                                                  -----------------------------------------------------
     Total nonperforming loans                                             21,948           23,646           25,193
Foreclosed assets and surplus property                                      2,547            2,454            2,812
                                                                  -----------------------------------------------------
     Total nonperforming assets                                           $24,495          $26,100          $28,005
                                                                  -----------------------------------------------------

Nonperforming assets as a percentage of loans plus
    foreclosed assets and surplus property, at end of period                  .43 %            .46 %            .56 %

Allowance for loan losses as a percentage of
    nonaccruing loans, at end of period                                    246.08 %         230.30 %         229.54 %

Allowance for loan losses as a percentage of
    nonperforming loans, at end of period                                  245.67 %         229.83 %         228.65 %

Loans 90 days past due still accruing                                     $ 1,599          $ 3,533          $ 3,653

Loans 90 days past due still accruing as a
    percentage of loans, at end of period                                     .03 %            .06 %            .07 %
-----------------------------------------------------------------------------------------------------------------------

                                                              -END-